Castlight Health Announces Third Quarter 2017 Results
Total Revenue of $34.6 million, Up 36% Year-over-Year

SAN FRANCISCO - October 25, 2017 - Castlight Health, Inc. (NYSE:CSLT), a leading health benefits platform provider, today announced results for its third quarter ended September 30, 2017.

“We are encouraged by our second consecutive quarter of solid financial performance after closing the Jiff acquisition, with new business momentum, continued operating efficiencies and a broadening product footprint across our customer base,” said John Doyle, chief executive officer of Castlight Health. “With our comprehensive platform that simplifies healthcare navigation, we believe we help employers achieve more with their benefits spending and help their employees lead healthier, happier, and more productive lives.”

Financial performance for the three months ended September 30, 2017 compared to the three months ended September 30, 2016:

•	Total revenue of $34.6 million, an increase of 36%

•	Subscription revenue of $31.4 million, an increase of 31%

•	Gross margin of 62.3%, compared to 68.8%

•	Non-GAAP gross margin of 66.9% compared to 72.1%

•	Operating loss of $18.6 million, compared to a loss of $11.5 million

•	Non-GAAP operating loss of $6.6 million, compared to a loss of $5.5 million

•	Net loss per diluted share of $0.14, compared to a net loss per diluted share of $0.11

•	Non-GAAP net loss per diluted share of $0.05, compared to a net loss per diluted share of $0.05

•	Cash used in operations of $8.4 million, compared to $9.4 million used in operations

Total cash, cash equivalents and marketable securities was $87.1 million as of September 30, 2017.

The financial performance of Jiff, Inc., which Castlight acquired on April 3, 2017, is not included in the year-ago period metrics. A reconciliation of GAAP to non-GAAP results has been provided in this press release in the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Board of Directors Changes
Castlight Health today also announced changes to its board of directors. Castlight co-founder and executive chairperson Dr. Giovanni M. Colella and Jiff, Inc. co-founder Mr. James Currier, have stepped down from the Castlight board, effective today. Dr. Bryan Roberts, currently serving as lead independent director, assumed the chairperson role which he previously held from 2010 to April 2017. Additionally, Mr. Seth Cohen, an experienced senior sales leader at Castlight, will be joining the board, effective January 1, 2018.

“We would like to thank Gio and James for helping create two of the most revolutionary and successful companies in digital health that, combined, simplify healthcare for both employers and their employees. The board and the Castlight team are indebted to Gio and James for their vision, leadership and valuable contributions, and I would like to thank Gio personally for his mentorship over the years.” said John Doyle, chief executive officer of Castlight Health. “The board and I look forward to working with Seth, who brings a valuable, customer-centric perspective to our board that I believe will help us accelerate the adoption of our health navigation platform.”

“With Castlight’s increased focus on execution across its go-to-market, product integration and sustainability initiatives, James and I concluded it is the right time to step down from the board,”

said Dr. Giovanni M. Colella. “We are incredibly proud of the Castlight family and believe the company, under its excellent leadership from John and Derek, is in a strong position to deliver on its strategy. James and I wish the entire Castlight team continued success.”

About Seth Cohen
A sales leader with the company since November 2010, Mr. Cohen is currently Castlight’s vice president, sales and alliances, and has extensive experience in digital healthcare go-to-market execution. Prior to joining Castlight, Mr. Cohen was a consultant for McKinsey & Company as a member of their healthcare payer and provider practice, and an adjudicator for the Beacon Community Grant program within the U.S. Department of Health and Human Services. Mr. Cohen holds a MBA from the Harvard Business School, an MPH from the Harvard Kennedy School, and a BA in International Relations from Stanford University.

Business Outlook
For the full year 2017, the Company expects GAAP revenue to be above $130 million. Based on operating expense synergies, Castlight expects to beat its previously-issued full year 2017 non-GAAP operating loss guidance range of $31 to $35 million. The company also expects to beat its previously-issued full year 2017 non-GAAP net loss per share guidance range of approximately $0.24 to $0.28, based on approximately 125 to 127 million shares. Non-GAAP guidance metrics exclude the effects of stock-based compensation, amortization of intangibles, capitalization and amortization of internal-use software, changes in fair value of contingent consideration, and charges related to the acquisition.

Quarterly Conference Call
Castlight Health senior management will host a conference call to discuss its third quarter 2017 results and business outlook today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations website at http://ir.castlighthealth.com. An archive of the webcast can also be accessed through the same link. The live conference call can be accessed by dialing (866) 393-4306. The conference ID number is 93260120. A replay will be available for one week at (855) 859-2056, passcode 93260120.

About Castlight Health
Castlight is on a mission to make it as easy as humanly possible to navigate healthcare and live happier, healthier, more productive lives. Our health navigation platform connects with hundreds of health vendors, benefits resources, and plan designs, giving rise to the world’s first comprehensive app for all health needs. We guide individuals - based on their unique profile - to the best resources available to them, whether they are healthy, chronically ill, or actively seeking medical care. In doing so, we help companies regain control over rising healthcare costs and get more value from their benefits investments. Castlight revolutionized the healthcare sector with the introduction of data-driven price transparency tools in 2008 and the first consumer-grade wellbeing platform in 2012. Today, Castlight serves as the health navigation platform for millions of people and is a trusted partner to many of the largest employers in the world.

For more information visit www.castlighthealth.com. Follow us on Twitter and LinkedIn and Like us on Facebook.

Non-GAAP Financial Measures
To supplement Castlight Health’s financial statements presented in accordance with generally accepted accounting principles (GAAP), we also use and provide investors and others with non-GAAP measures of certain components of financial performance, including non-GAAP gross profit and margin, non-GAAP operating expense, non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per share. Non-GAAP gross profit and margin, non-GAAP operating expense, non-GAAP operating loss and non-GAAP net loss exclude stock-based compensation, litigation settlement, charges related to a reduction in workforce, amortization of intangibles, capitalization and amortization of internal-use software, changes in fair value of contingent consideration and charges related to the acquisition and the associated tax impact of these items, where applicable.

We believe that these non-GAAP financial measures provide useful supplemental information to investors and others, facilitate the analysis of the company’s core operating results and comparison of operating results across reporting periods, and can help enhance overall understanding of the company’s historical financial performance.

We have provided a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure, except that we have not reconciled our non-GAAP operating loss and net loss per share guidance for the full year 2017 to comparable GAAP operating loss and net loss per share guidance because we do not provide guidance for stock-based compensation expense, capitalization and amortization of internal-use software, changes in fair value of contingent consideration and charges related to the acquisition, which are reconciling items between GAAP and non-GAAP operating loss. The factors that may impact our future stock-based compensation expense and capitalization and amortization of internal-use software are out of our control and/or cannot be reasonably predicted, and therefore we are unable to provide such guidance without unreasonable effort. Factors include our market capitalization and related volatility of our stock price and our inability to project the cost or scope of internally produced software and charges related to the proposed acquisition for the year.

These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP.

Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Castlight Health encourages investors and others to review the company’s financial information in its entirety and not rely on a single financial measure.

Safe Harbor For Forward-Looking Statements
This press release contains forward-looking statements about Castlight Health’s expectations, plans, intentions, and strategies, including, but not limited to, statements regarding Castlight Health’s 2017 full year projections, our expectations for future performance of our business, market growth and business conditions, future innovation by the company and future developments with respect to the digital healthcare industry. Statements including words such as “anticipate,” “believe,” “estimate,” “will,” “continue,” “expect,” or “future,” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties include those described in Castlight Health’s documents filed with or furnished to the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available to Castlight Health as of the date hereof. Castlight Health assumes no obligation to update these forward-looking statements.

Copyright 2017 Castlight Health, Inc. Castlight Health® is the registered trademark of Castlight Health, Inc. Other company and product names may be trademarks of the respective companies with which they are associated.

CASTLIGHT HEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	As of
	September 30, 2017	December 31, 2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$44,986	$48,722
Marketable securities	42,074	65,882
Accounts receivable, net	26,017	14,806
Deferred commissions	7,805	8,218
Prepaid expenses and other current assets	5,712	3,382
Total current assets	126,594	141,010
Property and equipment, net	5,670	5,285
Restricted cash, non-current	1,325	1,144
Goodwill	91,785	—
Intangible assets, net	21,469	—
Deferred commissions, non-current	4,021	5,050
Other assets	7,338	4,677
Total assets	$258,202	$157,166
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,393	$2,288
Accrued expenses and other current liabilities	14,615	6,369
Accrued compensation	12,151	9,443
Deferred revenue	34,974	30,623
Total current liabilities	65,133	48,723
Deferred revenue, non-current	8,412	5,245
Debt, non-current	5,423	—
Other liabilities, non-current	1,955	1,236
Total liabilities	80,923	55,204
Commitments and contingencies
Stockholders’ equity:
Class A and Class B common stock	13	10
Additional paid-in capital	580,282	457,596
Accumulated other comprehensive loss	(5)	—
Accumulated deficit	(403,011)	(355,644)
Total stockholders’ equity	177,279	101,962
Total liabilities and stockholders’ equity	$258,202	$157,166

CASTLIGHT HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue:
Subscription	$31,363	$23,867	$86,963	$66,859
Professional services and other	3,209	1,634	7,453	4,944
Total revenue, net	34,572	25,501	94,416	71,803
Cost of revenue:
Cost of subscription (1)	8,123	3,988	20,075	12,218
Cost of professional services and other (1)	4,898	3,978	13,679	13,941
Total cost of revenue	13,021	7,966	33,754	26,159
Gross profit	21,551	17,535	60,662	45,644
Operating expenses:
Sales and marketing (1)	16,006	13,143	47,024	44,877
Research and development (1)	13,809	10,573	40,074	30,619
General and administrative (1)	10,307	5,338	26,071	19,902
Total operating expenses	40,122	29,054	113,169	95,398
Operating loss	(18,571)	(11,519)	(52,507)	(49,754)
Other income, net	84	116	288	304
Loss before income tax benefit	$(18,487)	(11,403)	$(52,219)	(49,450)
Income tax benefit	—	—	5,206	—
Net loss	$(18,487)	$(11,403)	$(47,013)	$(49,450)
Net loss per Class A and B share, basic and diluted	$(0.14)	$(0.11)	$(0.38)	$(0.50)
Weighted-average shares used to compute basic and diluted net loss per Class A and B share	132,251	103,147	122,675	99,734
_______________________

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Cost of revenue:
Cost of subscription	$258	$139	$638	$367
Cost of professional services and other	342	456	1,400	1,468
Sales and marketing	3,110	2,190	7,705	6,644
Research and development	1,631	1,631	5,675	4,300
General and administrative	1,121	1,236	3,586	3,476

CASTLIGHT HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Operating activities:
Net loss	$(18,487)	$(11,403)	$(47,013)	$(49,450)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,814	822	4,572	2,407
Stock-based compensation	6,463	5,652	19,004	16,255
Amortization of deferred commissions	2,950	1,042	8,120	3,157
Release of deferred tax valuation allowance due to business combination	—	—	(5,206)	—
Change in fair value of contingent consideration liability	3,931	—	3,288	—
Accretion and amortization of marketable securities	(64)	101	22	406
Changes in operating assets and liabilities:
Accounts receivable	(4,661)	(3,397)	(7,778)	(3,137)
Deferred commissions	(3,280)	(1,479)	(6,678)	(4,403)
Prepaid expenses and other assets	467	745	(393)	(68)
Accounts payable	909	410	401	300
Accrued expenses and other liabilities	3,148	(3,583)	2,623	(4,046)
Deferred revenue	(1,541)	1,733	5,661	3,318
Net cash used in operating activities	(8,351)	(9,357)	(23,377)	(35,261)
Investing activities:
Restricted cash	181	—	(181)	—
Purchase of property and equipment	(1,345)	(345)	(2,276)	(1,587)
Purchase of marketable securities	(25,077)	(11,971)	(56,852)	(73,163)
Maturities of marketable securities	16,896	35,570	80,633	126,157
Business combination, net of cash acquired	—	—	(2,264)	—
Net cash provided by (used in) investing activities	(9,345)	23,254	19,060	51,407
Financing activities:
Proceeds from the exercise of stock options	481	636	1,312	2,576
Proceeds from issuance of common stock and warrants	—	—	—	17,358
Payments of issuance costs related to equity	—	(76)	(731)	(122)
Net cash provided by financing activities	481	560	581	19,812

Net (decrease) increase in cash and cash equivalents	(17,215)	14,457	(3,736)	35,958
Cash and cash equivalents at beginning of period	62,201	40,651	48,722	19,150
Cash and cash equivalents at end of period	$44,986	$55,108	$44,986	$55,108

Non-cash investing and financing activity:
Non-cash purchase consideration related to acquisition of Jiff	$—	$—	$101,692	$—

CASTLIGHT HEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2017	2017	2016	2017	2016
Gross profit:
GAAP gross profit subscription	$23,240	$22,128	$19,879	$66,888	$54,641
Stock-based compensation	258	253	139	638	367
Amortization of internal-use software	244	244	244	732	732
Amortization of intangibles	751	751	—	1,502	—
Reduction in workforce	—	—	—	—	5
Acquisition related costs	—	52	—	52	—
Non-GAAP gross profit subscription	$24,493	$23,428	$20,262	$69,812	$55,745
GAAP gross margin subscription	74.1%	74.2%	83.3%	76.9%	81.7%
Non-GAAP gross margin subscription	78.1%	78.5%	84.9%	80.3%	83.4%

GAAP gross loss professional services and other	$(1,689)	$(2,528)	$(2,344)	$(6,226)	$(8,997)
Stock-based compensation	342	597	456	1,400	1,468
Reduction in workforce	—	—	4	—	103
Acquisition related costs	(4)	17	—	160	—
Non-GAAP gross loss professional services	$(1,351)	$(1,914)	$(1,884)	$(4,666)	$(7,426)
GAAP gross margin professional services and other	(53)%	(112)%	(143)%	(84)%	(182)%
Non-GAAP gross margin professional services and other	(42)%	(85)%	(115)%	(63)%	(150)%

GAAP gross profit	$21,551	$19,600	$17,535	$60,662	$45,644
Impact of non-GAAP adjustments	1,591	1,914	843	4,484	2,675
Non-GAAP gross profit	$23,142	$21,514	$18,378	$65,146	$48,319
GAAP gross margin	62.3%	61.1%	68.8%	64.2%	63.6%
Non-GAAP gross margin	66.9%	67.0%	72.1%	69.0%	67.3%
Operating expense:
GAAP sales and marketing	$16,006	$16,575	$13,143	$47,024	$44,877
Stock-based compensation	(3,110)	(2,441)	(2,190)	(7,705)	(6,644)
Amortization of intangibles	(448)	(448)	—	(896)	—
Reduction in workforce	—	—	(48)	—	(422)
Acquisition related costs	14	(518)	—	(909)	—
Non-GAAP sales and marketing	$12,462	$13,168	$10,905	$37,514	$37,811
GAAP research and development	$13,809	$15,194	$10,573	$40,074	$30,619
Stock-based compensation	(1,631)	(2,254)	(1,631)	(5,675)	(4,300)
Capitalization of internal-use software	—	—	—	—	—
Reduction in workforce	—	—	(18)	—	(136)
Acquisition related costs	—	(126)	—	(393)	—
Non-GAAP research and development	$12,178	$12,814	$8,924	$34,006	$26,183
GAAP general and administrative	$10,307	$6,766	$5,338	$26,071	$19,902
Stock-based compensation	(1,121)	(1,169)	(1,236)	(3,586)	(3,476)

CASTLIGHT HEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(unaudited)

Litigation settlement	—	—	—	(250)	(2,876)
Amortization of intangibles	(17)	(17)	—	(34)	—
Change in fair value of contingent consideration liability	(3,931)	643	—	(3,288)	—
Reduction in workforce	—	—	(10)	—	(90)
Acquisition related costs	(126)	(899)	—	(3,365)	—
Non-GAAP general and administrative	$5,112	$5,324	$4,092	$15,548	$13,460
GAAP operating expense	$40,122	$38,535	$29,054	$113,169	$95,398
Impact of non-GAAP adjustments	(10,370)	(7,229)	(5,133)	(26,101)	(17,944)
Non-GAAP operating expense	$29,752	$31,306	$23,921	$87,068	$77,454
Operating loss:
GAAP operating loss	$(18,571)	$(18,935)	$(11,519)	$(52,507)	$(49,754)
Impact of non-GAAP adjustments	11,961	9,143	5,976	30,585	20,619
Non-GAAP operating loss	$(6,610)	$(9,792)	$(5,543)	$(21,922)	$(29,135)
Net loss and net loss per share:
GAAP net loss	$(18,487)	$(13,717)	$(11,403)	$(47,013)	$(49,450)
Total pre-tax impact of non-GAAP adjustments	11,961	9,143	5,976	30,585	20,619
Release of deferred tax valuation allowance due to business combination	—	(5,206)	—	(5,206)	—
Income tax impact of non-GAAP adjustments	—	—	—	—	—
Non-GAAP net loss	$(6,526)	$(9,780)	$(5,427)	$(21,634)	$(28,831)
GAAP net loss per share, basic and diluted	$(0.14)	$(0.11)	$(0.11)	$(0.38)	$(0.50)
Non-GAAP net loss per share, basic and diluted	$(0.05)	$(0.07)	$(0.05)	$(0.18)	$(0.29)
Shares used in basic and diluted net loss per share computation	132,251	130,537	103,147	122,675	99,734

Castlight Media Contact:
Shannon Magill
press@castlighthealth.com
415-829-1500

Castlight Investor Contact:
Gary J. Fuges, CFA
ir@castlighthealth.com
415-829-1680